Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES SECOND QUARTER EARNINGS OF $0.42 PER DILUTED SHARE, UP 24% FROM LAST YEAR; DECLARES CASH DIVIDEND

NORWICH, NY (July 26, 2010) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today net income per diluted share for the three months ended June 30, 2010 of $0.42, as compared with $0.34 per share for the three months ended June 30, 2009.  Annualized return on average assets and return on average equity were 1.06% and 11.09%, respectively, for the three months ended June 30, 2010, compared with 0.85% and 9.63%, respectively, for the three months ended June 30, 2009.  Net interest margin (on a fully taxable equivalent basis (“FTE”)) was 4.14% for the three months ended June 30, 2010, up 19 basis points (“bp”) from 3.95% for the three months ended June 30, 2009.  Net income for the three months ended June 30, 2010 was $14.4 million, up $2.8 million, or 24.8%, from $11.6 million for the second quarter last year.

Net income per diluted share for the six months ended June 30, 2010 was $0.82 per share, as compared with $0.74 per share for the six months ended June 30, 2009. Annualized return on average assets and return on average equity were 1.04% and 11.07%, respectively, for the six months ended June 30, 2010, compared with 0.92% and 10.82%, respectively, for the six months ended June 30, 2009.  FTE net interest margin was 4.17% for the six months ended June 30, 2010, up 15 bp from 4.02% for the six months ended June 30, 2009.  Net income for the six months ended June 30, 2010 was $28.4 million, up $3.8 million, or 15.3%, from the six months ended June 30, 2009.

NBT President and CEO Martin Dietrich said: “We are very pleased with our financial performance during the second quarter of 2010. Especially encouraging is our nearly 25% gain in net income from the same quarter last year. We are also encouraged by the continuing improvement in our asset quality. While the economy remains challenging, we believe we are well positioned in terms of our performance and strategic investments for future growth.”

Loan and Lease Quality and Provision for Loan and Lease Losses

Nonperforming loans at June 30, 2010 were $39.2 million or 1.07% of total loans and leases compared with $40.8 million or 1.12% at March 31, 2010.  Past due loans as a percentage of total loans has improved to 0.82% at June 30, 2010, as compared with 0.87% at March 31, 2010.

The allowance for loan and lease losses totaled $70.3 million at June 30, 2010 as compared with $70.2 million at March 31, 2010.  The allowance for loan and lease losses as a percentage of loans and leases remained at 1.93% at June 30, 2010 as compared to March 31, 2010.  Certain asset quality indicators such as nonperforming loans and past due loans have shown some encouraging trends, while potential problem loans have increased slightly from $82.4 million at March 31, 2010 to $87.7 million at June 30, 2010.  The increase in potential problems loans was due primarily to the migration of four commercial loans to classified status, partially offset by a decrease in nonperforming loans.  If these indicators continue to improve, it could result in a decrease in provisions for loan and lease losses in future periods.

The Company recorded a provision for loan and lease losses of $6.4 million during the second quarter of 2010, consistent with net charge-offs during the period of $6.2 million.  The Company recorded a provision for loan and lease losses of $9.2 million during the second quarter of 2009, as compared with net charge-offs during the period of $5.8 million.

The Company recorded a provision for loan and lease losses of $15.6 million during the six months ended June 30, 2010, as compared with net charge-offs during the period of $11.8 million.  The Company recorded a provision for loan and lease losses of $15.7 million during the six months ended June 30, 2009, as compared with net charge-offs during the period of $11.5 million.

Net Interest Income

Net interest income was up 5.3% to $50.6 million for the three months ended June 30, 2010 compared with $48.1 million for the three months ended June 30, 2009.  The Company’s fully taxable equivalent (FTE) net interest margin was 4.14% for the three months ended June 30, 2010, as compared with 3.95% for the three months ended June 30, 2009.

While the yield on interest earning assets decreased 31 basis points, the yield on interest bearing liabilities declined 58 basis points, which resulted in an increase in the net interest margin for the three months ended June 30, 2010 compared to the same period for 2009.  The yield on securities available for sale was 3.70% for the three months ended June 30, 2010, as compared with 4.59% for the three months ended June 30, 2009.  The yield on loans and leases was 5.92% for the three months ended June 30, 2010, as compared with 6.05% for the three months ended June 30, 2009. The yield on time deposits was 2.12% for the three months ended June 30, 2010, as compared with 2.72% for the three months ended June 30, 2009.  The yield on money market deposit accounts was 0.62% for the three months ended June 30, 2010, as compared with 1.33% for the three months ended June 30, 2009.

Net interest income was up 5.4% to $101.4 million for the six months ended June 30, 2010 compared with $96.2 million for the six months ended June 30, 2009.  The Company’s fully taxable equivalent (FTE) net interest margin was 4.17% for the six months ended June 30, 2010, as compared with 4.02% for the six months ended June 30, 2009.  The Company experienced a 77.9% growth in average short-term interest bearing accounts for the six months ending June 30, 2010 as compared with the six months ending June 30, 2009.  As a result of this excess liquidity, our Federal Funds sold position had a net negative impact of approximately 5 bp on our net interest margin for the six months ended June 30, 2010 as compared to the six months ended June 30, 2009.

While the yield on interest earning assets decreased 38 basis points, the yield on interest bearing liabilities declined 61 basis points, which resulted in an increase in the net interest margin for the six months ended June 30, 2010 compared to the same period for 2009.  The yield on securities available for sale was 3.86% for the six months ended June 30, 2010, as compared with 4.74% for the six months ended June 30, 2009.  The yield on loans and leases was 5.96% for the six months ended June 30, 2010, as compared with 6.11% for the six months ended June 30, 2009.  The yield on time deposits was 2.16% for the six months ended June 30, 2010, as compared with 2.84% for the six months ended June 30, 2009.  The yield on money market deposit accounts was 0.66% for the six months ended June 30, 2010, as compared with 1.34% for the six months ended June 30, 2009.

Noninterest Income

Noninterest income for the three months ended June 30, 2010 was $20.3 million, up $0.5 million or 2.4% from $19.8 million for the same period in 2009.  The increase in noninterest income was due primarily to an increase in other financial services revenue of approximately $0.5 million for the three months ended June 30, 2010 as compared to the same period in 2009.  Retirement plan administration fees increased approximately $0.4 million for the three month period ended June 30, 2010 as compared with the three month period ended June 30, 2009 as a result of organic growth.  In addition, trust revenue increased approximately $0.1 million for the three months ended June 30, 2010 as compared to the same period in 2009 due primarily to an increase in fair value of trust assets under administration.  These increases were partially offset by a decrease in service charges on deposit accounts of approximately $0.6 million due primarily to a decrease in overdraft activity in the second quarter of 2010 as compared with the second quarter of 2009.

  Noninterest income for the six months ended June 30, 2010 was $40.7 million, up $1.3 million or 3.1% from $39.4 million for the same period in 2009.  The increase in noninterest income was due primarily to an increase in retirement plan administration fees of approximately $1.1 million for the six month period ended June 30, 2010 as compared with the six month period ended June 30, 2009 as a result of organic growth.  Trust revenue increased approximately $0.5 million for the six months ended June 30, 2010 as compared to the same period in 2009 due primarily to an increase in fair value of trust assets under administration.  In addition, other financial services revenue increased approximately $0.4 million for the six months ended June 30, 2010 as compared to the same period in 2009.  These increases were partially offset by a decrease in service charges on deposit accounts of approximately $0.8 million due primarily to a decrease in overdraft activity in the first six months of 2010 as compared with the first six months of 2009.

Noninterest Expense and Income Tax Expense

Noninterest expense for the three months ended June 30, 2010 was $44.2 million, up from $41.9 million, or 5.4%, for the same period in 2009.  Salaries and employee benefits increased $4.3 million, or 21.4%, for the three months ended June 30, 2010 compared with the same period in 2009.  This increase was due primarily to increases in full-time-equivalent employees, merit increases and other employee benefits.  Other operating expenses increased approximately $0.7 million, or 18.0%, for the three month period ended June 30, 2010 as compared with the three months ended June 30, 2009.  The 2009 expense was lower due to the settlement of a lease residual insurance policy for $1.2 million.  These increases were partially offset by a decrease in FDIC expenses of approximately $2.5 million for the three month period ended June 30, 2010, as compared with the three months ended June 30, 2009.  This decrease resulted from the special assessment levied by the FDIC in the second quarter of 2009.  Income tax expense for the three month period ended June 30, 2010 was $6.0 million, up from $5.2 million for the same period in 2009.

Noninterest expense for the six months ended June 30, 2010 was $86.4 million, up from $84.2 million for the same period in 2009.  Salaries and employee benefits increased $5.1 million, or 12.2%, for the six months ended June 30, 2010 compared with the same period in 2009.  This increase was due primarily to increases in full-time-equivalent employees, merit increases and other employee benefits.  Loan collection and other real estate owned expenses increased approximately $0.3 million, or 21.4%, for the six month period ended June 30, 2010 as compared with the six months ended June 30, 2009.  This increase was due to higher property taxes paid by the Company on collateral securing certain loans during the six month period ending June 30, 2010.  These increases were partially offset by a decrease in FDIC expenses of approximately $2.4 million for the six month period ended June 30, 2010, as compared with the six months ended June 30, 2009.  This decrease resulted from the special assessment levied by the FDIC in the second quarter of 2009.  In addition, professional fees and outside services decreased by $0.7 million, or 12.8%, for the six month period ended June 30, 2010 as compared with the six months ended June 30, 2009.  This decrease was due to legal fees incurred during the second quarter of 2009 related to de novo branch activity.  Income tax expense for the six month period ended June 30, 2010 was $11.7 million, up from $11.1 million for the same period in 2009.

Balance Sheet

Total assets were $5.4 billion at June 30, 2010, down $48.9 million or 0.9% from December 31, 2009.  Loans and leases were $3.6 billion at June 30, 2010, up $2.0 million from December 31, 2009.  Total deposits were $4.1 billion at June 30, 2010, up $8.3 million from December 31, 2009.  Stockholders’ equity was $527.0 million, representing a total equity-to-total assets ratio of 9.73% at June 30, 2010, compared with $505.1 million or a total equity-to-total assets ratio of 9.24% at December 31, 2009.

Stock Repurchase Program

The Company made no purchases of its common stock securities during the six month period ending June 30, 2010.  At June 30, 2010, there were 1,000,000 shares available for repurchase under a previously announced stock repurchase plan.  This plan was authorized on October 26, 2009 in the amount of 1,000,000 shares and expires on December 31, 2011.

Dividend Declared

The NBT Board of Directors declared a 2010 third-quarter cash dividend of $0.20 per share at a meeting held today. The dividend will be paid on September 15, 2010 to shareholders of record as of September 1, 2010.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $5.4 billion at June 30, 2010.  The company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions, and through two financial services companies.  NBT Bank, N.A. has 123 locations, including 85 NBT Bank offices in upstate New York, 37 Pennstar Bank offices in northeastern Pennsylvania and one office in Burlington, Vermont.  EPIC Advisors, Inc., based in Rochester, NY, is a full-service 401(k) plan recordkeeping firm.   Mang Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency.  More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

			Net		Percent
	2010	2009	Change		Change
	(dollars in thousands, except per share data)

Three Months Ended June 30,
Net Income	$14,424	$11,560	$2,864		25%
Diluted Earnings Per Share	$0.42	$0.34	$0.08		24%
Weighted Average Diluted
Common Shares Outstanding	34,565,005	34,314,291	250,714		1%
Return on Average Assets (1)	1.06%	0.85%	21	bp	25%
Return on Average Equity (1)	11.09%	9.63%	146	bp	15%
Net Interest Margin (2)	4.14%	3.95%	19	bp	5%

Six Months Ended June 30,
Net Income	$28,400	$24,632	$3,768		15%
Diluted Earnings Per Share	$0.82	$0.74	$0.08		11%
Weighted Average Diluted
Common Shares Outstanding	34,485,201	33,483,222	1,001,979		3%
Return on Average Assets	1.04%	0.92%	12	bp	13%
Return on Average Equity	11.07%	10.82%	25	bp	2%
Net Interest Margin (2)	4.17%	4.02%	15	bp	4%

Asset Quality	June 30,	December 31,
	2010	2009
Nonaccrual Loans	$37,508	$38,746
90 Days Past Due and Still Accruing	$1,684	$2,526
Total Nonperforming Loans	$39,192	$41,272
Other Real Estate Owned	$1,466	$2,358
Total Nonperforming Assets	$40,658	$43,630
Past Due Loans	$29,776	$32,349
Potential Problem Loans	$87,744	$79,072
Allowance for Loan and Lease Losses	$70,300	$66,550
Allowance for Loan and Lease Losses to Total Loans and Leases	1.93%	1.83%
Total Nonperforming Loans to Total Loans and Leases	1.07%	1.13%
Total Nonperforming Assets to Total Assets	0.75%	0.80%
Past Due Loans to Total Loans and Leases	0.82%	0.89%
Allowance for Loan and Lease Losses to Total Nonperforming Loans	179.37%	161.25%
Net Charge-Offs to YTD Average Loans and Leases	0.66%	0.70%

Capital
Equity to Assets	9.73%	9.24%
Book Value Per Share	$15.28	$14.69
Tangible Book Value Per Share	$11.40	$10.75
Tier 1 Leverage Ratio	8.75%	8.35%
Tier 1 Capital Ratio	11.88%	11.34%
Total Risk-Based Capital Ratio	13.14%	12.59%

Quarterly Common Stock Price	2010		2009
Quarter End	High	Low	High	Low
March 31	$23.99	$19.15	$28.37	$15.42
June 30	$25.96	$20.33	25.22	20.49
September 30			24.16	20.57
December 31			23.59	19.43

(1)  Annualized
(2)  Calculated on a FTE basis

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)
	June 30,	December 31,	Net	Percent
	2010	2009	Change	Change
	(dollars in thousands, except per share data)
Balance Sheet
Loans and Leases	$3,647,445	$3,645,398	$2,047	0%
Earning Assets	$4,968,203	$5,009,251	$(41,048)	-1%
Total Assets	$5,415,161	$5,464,026	$(48,865)	-1%
Deposits	$4,101,331	$4,093,046	$8,285	0%
Stockholders’ Equity	$527,022	$505,123	$21,899	4%

	2010	2009
Average Balances	(dollars in thousands, except per share data)
Three Months Ended June 30,
Loans and Leases	$3,640,915	$3,653,166	$(12,251)
Securities Available For Sale
(excluding unrealized gains or losses)	$1,114,315	$1,085,147	$29,168
Securities Held To Maturity	$148,568	$138,180	$10,388
Trading Securities	$2,605	$1,854	$751
Federal Reserve and Federal Home Loan Bank stock	$33,199	$38,221	$(5,022)
Short-Term Interest Bearing Accounts	$106,784	$126,318	$(19,534)
Total Earning Assets	$5,043,781	$5,041,032	$2,749
Total Assets	$5,482,336	$5,448,440	$33,896
Interest Bearing Deposits	$3,372,297	$3,381,288	$(8,991)
Non-Interest Bearing Deposits	$779,841	$707,022	$72,819
Short-Term Borrowings	$151,985	$120,272	$31,713
Long-Term Borrowings	$577,179	$684,495	$(107,316)
Total Interest Bearing Liabilities	$4,101,461	$4,186,055	$(84,594)
Stockholders’ Equity	$521,632	$481,308	$40,324

Average Balances
Six Months Ended June 30,
Loans and Leases	$3,640,528	$3,655,909	$(15,381)
Securities Available For Sale
(excluding unrealized gains or losses)	$1,101,530	$1,087,317	$14,213
Securities Held To Maturity	$152,164	$138,439	$13,725
Trading Securities	$2,517	$1,644	$873
Federal Reserve and Federal Home Loan Bank stock	$33,959	$38,535	$(4,576)
Short-Term Interest Bearing Accounts	$115,354	$64,843	$50,511
Total Earning Assets	$5,043,535	$4,985,043	$58,492
Total Assets	$5,485,920	$5,400,226	$85,694
Interest Bearing Deposits	$3,374,231	$3,347,130	$27,101
Non-Interest Bearing Deposits	$769,744	$694,001	$75,743
Short-Term Borrowings	$154,605	$134,282	$20,323
Long-Term Borrowings	$589,396	$695,517	$(106,121)
Total Interest Bearing Liabilities	$4,118,232	$4,176,929	$(58,697)
Stockholders’ Equity	$517,426	$459,120	$58,306

NBT Bancorp Inc. and Subsidiaries	June 30,	December 31,
Consolidated Balance Sheets (unaudited)	2010	2009
(in thousands)

ASSETS
Cash and due from banks	$105,329	$107,980
Short term interest bearing accounts	61,708	79,181
Securities available for sale, at fair value	1,137,986	1,116,758
Securities held to maturity (fair value of $124,456 and $161,851 at June 30, 2010 and December 31, 2009, respectively)	122,549	159,946
Trading securities	2,495	2,410
Federal Reserve and Federal Home Loan Bank stock	32,178	35,979
Loans and leases	3,647,445	3,645,398
Less allowance for loan and lease losses	70,300	66,550
Net loans and leases	3,577,145	3,578,848
Premises and equipment, net	66,305	66,221
Goodwill	114,841	114,938
Intangible assets, net	19,055	20,590
Bank owned life insurance	73,773	74,751
Other assets	101,797	106,424
TOTAL ASSETS	$5,415,161	$5,464,026

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$798,454	$789,989
Savings, NOW, and money market	2,337,642	2,269,779
Time	965,235	1,033,278
Total deposits	4,101,331	4,093,046
Short-term borrowings	159,036	155,977
Long-term debt	479,461	554,698
Trust preferred debentures	75,422	75,422
Other liabilities	72,889	79,760
Total liabilities	4,888,139	4,958,903

Total stockholders' equity	527,022	505,123

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,415,161	$5,464,026

	Three months ended		Six months ended
NBT Bancorp Inc. and Subsidiaries	June 30,		June 30,
Consolidated Statements of Income (unaudited)	2010	2009	2010	2009
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$53,503	$54,886	$107,195	$110,297
Securities available for sale	9,556	11,671	19,602	24,046
Securities held to maturity	1,078	1,209	2,215	2,443
Other	469	606	1,065	967
Total interest, fee and dividend income	64,606	68,372	130,077	137,753
Interest expense:
Deposits	7,999	13,123	16,453	26,962
Short-term borrowings	123	124	247	271
Long-term debt	4,850	5,998	9,915	12,195
Trust preferred debentures	1,033	1,076	2,060	2,162
Total interest expense	14,005	20,321	28,675	41,590
Net interest income	50,601	48,051	101,402	96,163
Provision for loan and lease losses	6,350	9,199	15,593	15,650
Net interest income after provision for loan and lease losses	44,251	38,852	85,809	80,513
Noninterest income:
Trust	1,909	1,761	3,675	3,170
Service charges on deposit accounts	6,301	6,950	12,431	13,247
ATM and debit card fees	2,462	2,368	4,829	4,550
Insurance and other financial services revenue	4,700	4,220	9,945	9,558
Net securities gains	63	17	91	17
Bank owned life insurance income	808	670	1,789	1,542
Retirement plan administration fees	2,595	2,194	4,985	3,935
Other	1,482	1,665	2,916	3,416
Total noninterest income	20,320	19,845	40,661	39,435
Noninterest expense:
Salaries and employee benefits	24,224	19,947	46,428	41,374
Office supplies and postage	1,454	1,429	2,996	2,959
Occupancy	3,666	3,610	7,818	7,775
Equipment	2,041	2,005	4,141	4,027
Professional fees and outside services	2,191	2,407	4,475	5,129
Data processing and communications	3,265	3,324	6,483	6,619
Amortization of intangible assets	780	825	1,561	1,638
Loan collection and other real estate owned	668	674	1,727	1,422
FDIC expenses	1,560	4,032	3,113	5,561
Other operating	4,348	3,686	7,615	7,740
Total noninterest expense	44,197	41,939	86,357	84,244
Income before income taxes	20,374	16,758	40,113	35,704
Income taxes	5,950	5,198	11,713	11,072
Net income	$14,424	$11,560	$28,400	$24,632
Earnings Per Share:
Basic	$0.42	$0.34	$0.83	$0.74
Diluted	$0.42	$0.34	$0.82	$0.74

NBT Bancorp Inc. and Subsidiaries	2Q	1Q	4Q	3Q	2Q
Quarterly Consolidated Statements of Income (unaudited)	2010	2010	2009	2009	2009
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$53,503	$53,692	$55,361	$54,666	$54,886
Securities available for sale	9,556	10,046	10,810	11,116	11,671
Securities held to maturity	1,078	1,137	1,212	1,239	1,209
Other	469	596	621	615	606
Total interest, fee and dividend income	64,606	65,471	68,004	67,636	68,372
Interest expense:
Deposits	7,999	8,454	9,532	12,002	13,123
Short-term borrowings	123	124	139	142	124
Long-term debt	4,850	5,065	5,673	5,761	5,998
Trust preferred debentures	1,033	1,027	1,036	1,049	1,076
Total interest expense	14,005	14,670	16,380	18,954	20,321
Net interest income	50,601	50,801	51,624	48,682	48,051
Provision for loan and lease losses	6,350	9,243	8,641	9,101	9,199
Net interest income after provision for loan and lease losses	44,251	41,558	42,983	39,581	38,852
Noninterest income:
Trust	1,909	1,766	1,881	1,668	1,761
Service charges on deposit accounts	6,301	6,130	6,808	7,110	6,950
ATM and debit card fees	2,462	2,367	2,346	2,443	2,368
Insurance and other financial services revenue	4,700	5,245	3,799	4,368	4,220
Net securities gains/(losses)	63	28	(2)	129	17
Bank owned life insurance income	808	981	910	683	670
Retirement plan administration fees	2,595	2,390	2,739	2,412	2,194
Other	1,482	1,434	1,365	2,037	1,665
Total noninterest income	20,320	20,341	19,846	20,850	19,845
Noninterest expense:
Salaries and employee benefits	24,224	22,204	22,919	21,272	19,947
Office supplies and postage	1,454	1,542	1,472	1,426	1,429
Occupancy	3,666	4,152	3,608	3,481	3,610
Equipment	2,041	2,100	2,115	1,997	2,005
Professional fees and outside services	2,191	2,284	2,688	2,691	2,407
Data processing and communications	3,265	3,218	3,314	3,305	3,324
Amortization of intangible assets	780	781	781	827	825
Loan collection and other real estate owned	668	1,059	589	755	674
FDIC expenses	1,560	1,553	1,312	1,535	4,032
Other operating	4,348	3,267	6,492	3,743	3,686
Total noninterest expense	44,197	42,160	45,290	41,032	41,939
Income before income taxes	20,374	19,739	17,539	19,399	16,758
Income taxes	5,950	5,763	3,738	5,821	5,198
Net income	$14,424	$13,976	$13,801	$13,578	$11,560
Earnings per share:
Basic	$0.42	$0.41	$0.40	$0.40	$0.34
Diluted	$0.42	$0.41	$0.40	$0.40	$0.34

Three months ended June 30,
		2010			2009
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$106,784	$75	0.28%	$126,318	$63	0.20%
Securities available for sale (1)(excluding unrealized gains or losses)	1,114,315	10,286	3.70%	1,085,147	12,425	4.59%
Securities held to maturity (1)	148,568	1,624	4.38%	138,180	1,822	5.29%
Investment in FRB and FHLB Banks	33,199	394	4.76%	38,221	543	5.70%
Loans and leases (2)	3,640,915	53,713	5.92%	3,653,166	55,094	6.05%
Total interest earning assets	$5,043,781	$66,092	5.25%	$5,041,032	$69,947	5.56%
Other assets	438,555			407,408
Total assets	$5,482,336			$5,448,440

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,130,124	1,743	0.62%	$1,017,217	$3,381	1.33%
NOW deposit accounts	689,079	770	0.45%	581,534	848	0.58%
Savings deposits	557,109	214	0.15%	503,485	205	0.16%
Time deposits	995,985	5,272	2.12%	1,279,052	8,689	2.72%
Total interest bearing deposits	$3,372,297	$7,999	0.95%	$3,381,288	$13,123	1.56%
Short-term borrowings	151,985	123	0.32%	120,272	124	0.41%
Trust preferred debentures	75,422	1,033	5.49%	75,422	1,076	5.72%
Long-term debt	501,757	4,850	3.88%	609,073	5,998	3.95%
Total interest bearing liabilities	$4,101,461	$14,005	1.37%	$4,186,055	$20,321	1.95%
Demand deposits	779,841			707,022
Other liabilities	79,402			74,055
Stockholders' equity	521,632			481,308
Total liabilities and stockholders' equity	$5,482,336			$5,448,440
Net interest income (FTE)		52,087			49,626
Interest rate spread			3.88%			3.61%
Net interest margin			4.14%			3.95%
Taxable equivalent adjustment		1,486			1,575
Net interest income		$50,601			$48,051

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

Six months ended June 30,

	Average	2010	Yield/	Average	2009	Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$115,354	$142	0.25%	$64,843	$76	0.24%
Securities available for sale (1)(excluding unrealized gains or losses)	1,101,530	21,068	3.86%	1,087,317	25,539	4.74%
Securities held to maturity (1)	152,164	3,338	4.42%	138,439	3,682	5.36%
Investment in FRB and FHLB Banks	33,959	924	5.48%	38,535	892	4.67%
Loans and leases (2)	3,640,528	107,591	5.96%	3,655,909	110,722	6.11%
Total interest earning assets	$5,043,535	$133,063	5.32%	$4,985,043	$140,911	5.70%
Other assets	442,385			415,183
Total assets	$5,485,920			$5,400,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,112,154	3,639	0.66%	$979,927	$6,489	1.34%
NOW deposit accounts	705,538	1,591	0.45%	565,974	1,634	0.58%
Savings deposits	544,961	407	0.15%	490,829	415	0.17%
Time deposits	1,011,578	10,816	2.16%	1,310,400	18,424	2.84%
Total interest bearing deposits	$3,374,231	$16,453	0.98%	$3,347,130	$26,962	1.62%
Short-term borrowings	154,605	247	0.32%	134,282	271	0.41%
Trust preferred debentures	75,422	2,060	5.51%	75,422	2,162	5.78%
Long-term debt	513,974	9,915	3.89%	620,095	12,195	3.97%
Total interest bearing liabilities	$4,118,232	$28,675	1.40%	$4,176,929	$41,590	2.01%
Demand deposits	769,744			694,001
Other liabilities	80,518			70,176
Stockholders' equity	517,426			459,120
Total liabilities and stockholders' equity	$5,485,920			$5,400,226
Net interest income (FTE)		104,388			99,321
Interest rate spread			3.91%			3.69%
Net interest margin			4.17%			4.02%
Taxable equivalent adjustment		2,986			3,158
Net interest income		$101,402			$96,163

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
Loans and Leases (Unaudited)

(In thousands)	June 30, 2010	December 31, 2009
Residential real estate mortgages	$584,472	$622,898
Commercial	615,642	581,870
Commercial real estate mortgages	761,179	718,235
Real estate construction and development	76,346	76,721
Agricultural and agricultural real estate mortgages	116,332	122,466
Consumer	854,343	856,956
Home equity	594,495	603,585
Lease financing	44,636	62,667
Total loans and leases	$3,647,445	$3,645,398